SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 12, 2005

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive
Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 541-4191

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Loan and Security Agreement

     On May 12, 2005, Cepheid entered into an amendment (the “Amendment”) to the revolving line of credit agreement dated November 9, 2004, (the “Loan Agreement”) (previously filed as Exhibit 10.34 to Cepheid’s Quarterly Report on Form 10-K for the fiscal quarter ended December 31, 2004, filed with the Securities and Exchange Commission on February 28, 2005), between Cepheid and Comerica Bank (“Comerica”), which (i) increases the amount of the Cepheid’s existing credit line by $300,000, for a total revolving credit line of up to $4,300,000 (with a sub-limit of up to $2,000,000 for letters of credit) and (ii) includes a new equipment lending line of up to $3,000,000. Cepheid anticipates that the increase in its existing credit line will enable it to enter into a new purchase card program and that the new equipment lending line will assist it with future equipment purchases. Borrowings under the Loan Agreement bear interest, at Cepheid’s option, at prime rate or LIBOR plus 2.5% per annum. The borrowings under the Loan Agreement are collateralized by a first priority security interest in certain assets of Cepheid. A copy of the Amendment to the Loan Agreement is filed herewith.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Exhibit Title
10.01	First Amendment to Loan and Security Agreement dated May 12, 2005, by and between Cepheid and Comerica Bank.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid

Date: May 13, 2005	By:	/s/ John L. Bishop

Name: John L. Bishop
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.01	First Amendment to Loan and Security Agreement dated May 12, 2005, by and between Cepheid and Comerica Bank.